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                                                                   Exhibit 10.62


*Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

                                                November 19, 2001
Inpharzam, S.A.
Via Industria 1
6814 Cadempino
Switzerland
Attention:  Managing Director

RE: COLLABORATION AGREEMENT, DATED MAY 21, 1999, BETWEEN CORIXA CORPORATION AND INPHARZAM INTERNATIONAL, S.A., A WHOLLY OWNED SUBSIDIARY OF ZAMBON GROUP SPA (THE "AGREEMENT")

Dear Mr. Rettani:

This Letter Agreement sets forth our understanding regarding the certain changes to the Agreement, all as set forth herein below. All capitalized terms not otherwise defined herein shall have the definitions given them in the Agreement.

      1. Except as set forth herein or otherwise modified in accordance with the Agreement, the Research Program during the [*] of the Research Program Term shall be as set forth in the [*] Work Plan attached hereto as Exhibit A and incorporated herein by this reference (the "Work Plan"). Zambon shall be responsible for [*] set forth therein, as well as [*]. Within ten (10) days following the execution in full of this Letter Agreement, Zambon shall pay to Corixa [*] payable by Zambon to Corixa as forecast in Exhibit A pursuant to the immediately preceding sentence, for Corixa's use in payment of such [*]. After Corixa has used the foregoing initial payment, Corixa shall thereafter invoice Zambon for [*]. Such invoices shall be payable by Zambon within thirty days of receipt.

      2. Corixa shall continue to [*] aimed at achieving the preclinical milestone set forth in Section 6.4(i) of the Agreement in connection with [*]. In relation to the above Corixa shall issue two invoices to Zambon, each in the amount of [*] as follows: Corixa shall issue the first invoice upon [*], to be paid by Zambon to Corixa by wire transfer of immediately available funds, and Corixa shall issue the second invoice, [*]. In the event that by [*], Corixa has not delivered to Zambon [*], Zambon shall have no obligation to make such addition payment and the above second invoice submitted by Corixa to Zambon shall be deemed to be cancelled.

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* Confidential treatment requested
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      3.    The [*] as defined in Section 4.5 of the Agreement shall hereafter be amended [*]. In the event the parties [*] as contemplated in
            Section 4.5 of the Agreement, [*].

            Upon execution in full of this Letter Agreement, [*] shall, with no further action required by either party, [*]. Corixa acknowledges and agrees that the foregoing shall not operate to return to Corixa any rights in any Antigens for application in [*] and as a consequence Corixa undertakes not to engage in any activity whatsoever in conflict with the Agreement concerning the above Antigens without the prior consent of Zambon. Notwithstanding
            Section 19.4 of the Agreement, [*].

Except as modified hereby, the Agreement shall continue to be in full force and effect in accordance with its terms.

If Zambon agrees to the foregoing, please have the enclosed duplicate original of this letter executed as indicated below and returned to my attention.

                                          Sincerely,

                                          /s/ STEVEN GILLIS, PH.D.
                                          Chairman, Chief Executive Officer

                                          Acknowledged and Agreed:

                                          INPHARZAM INTERNATIONAL, S.A.

                                          /s/ ROBERTO RETTANI
                                          Vice President

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* Confidential treatment requested
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                              EXHIBIT A - WORK PLAN

[*]

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* Confidential treatment request